                                                                   Exhibit 10.13



                      INTELLECTUAL PROPERTY TRANSFER AND

                               LICENSE AGREEMENT

                        CONTRIBUTION AGREEMENT BETWEEN

                             (1) SHELL OIL COMPANY

                                      and

                          (2) SHELL EPOXY RESINS LLC

      ------------------------------------------------------------------

             INTELLECTUAL PROPERTY TRANSFER AND LICENCE AGREEMENT

      ------------------------------------------------------------------

CONTENTS                                                                   PAGE
--------                                                                   ----
1.      Definitions and Interpretation.................................     2

2.      Patent Rights..................................................    10

3.      Invention Disclosures..........................................    14

4.      Technical Information..........................................    15

5.      Intellectual Property Agreements...............................    17

6.      Technical Copyrights...........................................    18

7.      Confidentiality................................................    19

8.      Indemnities; Liabilities.......................................    21

9.      Export Control.................................................    22

10.     Miscellaneous..................................................    22

INDEX OF APPENDICES
-------------------

1.   Intellectual Property Agreements

2.   Patent Rights, Parts I-IV

3.   Invention Disclosures, Parts I-III

4.   Resins/Derivatives Technical Information

5.   Excluded Technical Information

6.   Shell Technical Information

7.   IP Controversy Resolution

AN AGREEMENT made between




(1)    SHELL OIL COMPANY


       a company incorporated under the laws of the State of Delaware, United States of America, and having an office at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002 (hereinafter referred to as "SOC")

and


(2)    SHELL EPOXY RESINS LLC


       a company formed under the laws of the State of Delaware and having an office at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002 (hereinafter referred to as "SER")

                                   RECITALS
                                   --------

1. SER has been created to develop, manufacture and sell certain resin and derivative products, and SOC has contributed to SER certain manufacturing and marketing assets of SOC relating to the Resins/Derivatives Business (as defined in Clause 1.1).

2. SOC now desires to contribute to SER, by assignment or licence and subject to Third Party rights, certain patents, technology and associated agreements, which are owned or under the control of SOC and which are related to the Resins/Derivatives Business, and SER desires to receive a conveyance of the same from SOC.

3. SOC and SER now wish to set out in detail the manner in which such patents, technology and agreements will be licensed or assigned.


NOW THEREFORE IT IS AGREED AS FOLLOWS:


                   CLAUSE 1 - DEFINITIONS AND INTERPRETATION
                   -----------------------------------------

1.1  In this Agreement:


     "Associate" in respect of SER means, through the Effective Date, Shell
      ---------
     Epoxy Resins, Inc., a company incorporated under the laws of Delaware, Shell Epoxy Resins Research B.V., a company incorporated under the laws of the Netherlands, and, after the Effective Date, any company controlling, controlled by or under common control with SER, provided, however, Associates in relation to SER shall not include at any time SOC or any of its Associates or SIRM or any of its Associates or any portfolio companies of Apollo Management IV, L.P. and its affiliates other than Shell Epoxy Resins Inc. and subsidiaries of Shell Epoxy Resins Inc.

     "Associate" in relation to SERR means, through the Effective Date, Shell
      ---------
     Epoxy Resins LLC and Shell Epoxy Resins, Inc., companies incorporated under the laws of Delaware, and, after the Effective Date, any company controlling, controlled by or under common control with SERR, provided, however, Associates in relation to SERR shall not include at any time SIRM or any of its Associates or SOC or any of its Associates or any portfolio companies of Apollo Management IV, L.P. and its affiliates other than Shell Epoxy Resins Inc. and subsidiaries of Shell Epoxy Resins Inc.

     "Associate" in relation to SIRM means N.V. Koninklijke Nederlandsche
      ---------
     Petroleum Maatschappij, a Netherlands company, The "Shell" Transport and Trading Company p.l.c., an English company and any company other than SIRM or SOC or an Associate of SOC or

     SER or an Associate of SER or SERR or an Associate of SERR, which is at the time in question directly or indirectly associated with these two companies or either of them.

     "Associate" in relation to SOC means any company which is at the time in
      ---------
     question directly or indirectly associated with SOC, provided that Associate shall not mean SER or an Associate of SER or SERR or an Associate of SERR.

          For the purposes of the above definitions, a particular company is:

          (i) directly associated with a company or companies if the latter holds/hold shares carrying more than fifty per cent (50%) of the votes exercisable at a general meeting (or its equivalent) of the particular company; and

          (ii) indirectly associated with a company or companies (hereinafter called "the Parent Company or Companies") if a series of companies can be specified, beginning with the Parent Company or Companies and ending with the particular company, so related that each company of the series, except the Parent Company or Companies, is directly associated with one or more companies earlier in the series.

     "Agreement" means this agreement, together with all appendices thereto.
      ---------

     "Conventional Resins Applications" means coatings and adhesives, provided,
      --------------------------------
     however, that this term shall not mean wood glue applications.

     "Effective Date" means November 1, 2000.
      --------------

     "Excluded Technical Information" means
      ------------------------------

     (a) technical information of the types described in Appendix 5, without regard to its source or any prior usage by the Resins/Derivatives Business; and

     (b) that technical information to which the Resins/Derivatives Business may have had access but which has not been used (whether for research, development or commercial purposes) by or in the Resins/Derivatives Business.

     "Intellectual Property Agreements" means the agreements listed in Appendix
      --------------------------------
     1 hereof and any other agreements existing on the Effective Date to which SOC or an Associate of SOC is a party and the exclusive purpose of which is either (a) the disclosure or receipt of confidential information exclusively for the purposes of the Resins/Derivatives Business, (b) the grant of material rights in respect of patents and/or technical information relating exclusively to the manufacture or sale of Products in the Resins/Derivatives Field, or (c) the grant of material rights in respect of patents and technical information which rights were acquired by SOC exclusively for the purposes of the Resins/Derivatives Business.

       "Invention Disclosures" means those written disclosures, listed in
        ---------------------
       Appendix 3, which have been received prior to the Effective Date by the Intellectual Property Services organisations of SOC, Shell International Limited or Shell International B.V., of inventions for which no patent application has been filed prior to the Effective Date.

       "Invention Disclosure Rights" means the right to file patent applications
        ---------------------------
       in the U.S. in respect of the Invention Disclosures disclosing inventions for which SOC has a right to file patent applications as of the Effective Date, and all patent applications based thereon which may be subsequently filed in any country, and any and all patents, issuing in any country from such patent applications and any and all re-examinations, reissues and extensions of all such patents, in each case to the extent any of the claims thereof are directed to inventions which SOC or its Associates has the right to license as of the Effective Date and which have been used in or which were developed or acquired for purposes of the Resins/Derivatives Business. For all purposes of this Agreement, a patent application is referred to as based on another patent application or a patent if the patent application in question claims priority from such other patent application or such patent.

       "Part I Patent Rights" means the Patent Rights listed in, or based on or
        --------------------
       issuing from those Patent Rights listed in, Part I of Appendix 2.

       "Part II Patent Rights" means the Patent Rights listed in, or based on or
        ---------------------
       issuing from those Patent Rights listed in, Part II of Appendix 2.

       "Part III Patent Rights" means the Patent Rights listed in, or based on
        ----------------------
       or issuing from those Patent Rights listed in, Part III of Appendix 2.

       "Part IV Patent Rights" means the Patent Rights listed in, or based on or
        ---------------------
       issuing from those Patent Rights listed in, Part IV of Appendix 2.

       "Part I Invention Disclosures" means the Invention Disclosures listed in
        ----------------------------
       Part I of Appendix 3.

       "Part II Invention Disclosures" means the Invention Disclosures listed in
        -----------------------------
       Part II of Appendix 3.

       "Part III Invention Disclosures" means the Invention Disclosures listed
        ------------------------------
       in Part III of Appendix 3.

       "Parties or Party" means as the context requires, both or each of SER and
        ----------------
       SOC.

       "Patent Rights" means:
        -------------

       (a)    the patents and patent applications listed in Appendix 2 hereof;

       (b)    any other patent applications which may later be filed based on
              (a) above in any country to the extent any of the claims thereof cover inventions which SOC or an Associate of SOC has a right to license as of the Effective Date and which have been used in the Resins/Derivatives Field or which were developed or acquired for purposes of the Resins/Derivatives Business;

       (c) any patents issuing in any country from patent applications of (a) or (b) above; and

       (d)    any re-examinations, reissues and extensions of patents of (a) or
              (c) above.


       "Products" means:
        --------

       (a) mono- or polyglycidyl ethers or esters having an epoxide content from 10 to 9000 mmol/kg and prepared from compounds bearing one or more optionally substituted or hydrogenated phenolic hydroxyl groups or aliphatic or cycloaliphatic mono- or polyalcohol or mono-or polycarboxylic acid, and epihalohydrin in the presence of an acid or a base catalyst, or from (bis)carbonate ester precursors or di-alpha glycol compound precursors; adducts and derivatives of such polyglycidyl ethers or esters; epoxidized vegetable oils prepared by peracid epoxidation; naturally occurring epoxidized oils; and epoxidized bis allylether of bisphenol acetone prepared by epoxidation via either peracid epoxidation or reaction with hydrogen peroxide.

       (b) aqueous stabilized dispersions of any of mono- or polyglycidyl ethers and esters, adducts and derivatives thereof, liquid or semi-solid polyester oligomer, acrylics, polyurethanes, glycidated polyols and halogenated polyol adducts;

       (c) epihalohydrin; allylhalide; inorganic byproducts of the reaction of propene and halogens, including halogenated mineral acids and calcium halides; and the direct organic byproducts of the reaction of propene and halogens;

       (d) polyphenolic compounds, halogenated or hydrogenated derivatives thereof and alkyl-substituted polyphenolic compounds, derived from mono- and polynucleic phenols (or mono- or polynucleic alkyl-substituted phenols) and/or ketones, aldehydes, dicarbonyls or compounds containing two or more double or triple bonds;

       (e) alpha-, alpha-branched tertiary mono- and poly-carboxylic acids having from 5 to 19 carbon atoms, prepared from CO, water and alkene, or CO and an alkanol; the glycidyl ester and vinyl ester derivatives respectively of said alpha-, alpha-branched tertiary mono- and poly-carboxylic acids, prepared from said acids with epihalohydrin in the presence of a base catalyst, or from said acids and acetylene in the presence of a catalyst; and the derivatives of said alpha-, alpha-branched tertiary mono- and poly-carboxylic acids prepared via modification of their acid function;

       (f) polyesters prepared from a mono-, a di- and/or a tri-functional aliphatic, ethylenically unsaturated or cycloaliphatic carboxylic acid or anhydrides thereof, optionally mixed with a mono-, di- and/or tri-functional aromatic carboxylic acid or anhydrides thereof, and mono-, di-, tri-and/or tetra functional alcohol, and optionally a hydroxy-acid and/or a dihydroxy-acid, said polyester containing as functional groups mainly secondary and/or tertiary carboxylic groups or primary and/or secondary alcohols in pendant and/or terminal position, and the corresponding polyglycidyl esters or epoxidized esters thereof, and having a number average molecular weight of up to 10,000 g/mol;

       (g) amine, acid (including acid anhydride) and/or phenol based curing agents for epoxy resins, which are compounds having two or more amine, acid and/or phenolic functionalities per molecule and which may be optionally end-capped or adducted or blended with acids, substituted phenols, epoxies, aldehydes, tertiary amines and/or phenols, and imidizoles, and aqueous stabilized dispersions of such amine, acid and/or imidazoles; excluding (i) any compounds derived from optionally hydrogenated polymers of one or more of isoprene, butadiene and styrene, having a total (or, in the case of radial or star polymers, arm) number average molecular weight between 1000 and 35,000, as determined by gel permeation chromatography using polystyrene calibration standards, and (ii) alternating polymers of CO and olefinic monomers;

       (h) polyamides having two or more amine groups produced by condensation of one or more mono- and/or polyfunctional acids or anhydrides thereof with a polyamine, which polyamides have a number average molecular weight of up to 10,000 g/mol;

       (i) mono- or polyfunctional amines containing glycidyl groups substituted on nitrogen;

       (j) blends of the polyglycidyl ether products of part (a) of this definition of Products or the polyamide products of part (g) with acrylates, methacrylates, polyacrylates and/or styrene;

       (k) organic compounds containing two or more cyanate (-O-C=N) groups within each molecule, linked to an aliphatic or aromatic structure containing more than 2 but not more than 200 carbon atoms, derived from polyphenolic compounds and cyanogen halides;

       (l) compounds containing at least two acetylenic (-C=C-)groups per molecule and containing at least 10 but not more than 200 carbon atoms per molecule, derived from polyphenolic compounds and propargyl halides;

       (m) dimers of an optionally halogenated cyclobutene compound having up to thirty (30) carbon atoms, in which the cyclobutene compound is fused with an aromatic or cycloaliphatic ring, which dimers are linked through at least one divalent linking group; esters or ethers of the reaction products of such an optionally halogenated cyclobutene compound with a product as described in parts (a) or
              (d) of this Products definition; and copolymer of one or more of such optionally halogenated cyclobutene compounds and one or more aryl compounds;

       (n)    [intentionally left blank]

       (o) at least partly furanised linear CO/olefin polymer, as such or in combination with a maleimide crosslinking agent, in which furanised CO/olefin polymer monomer units originating from CO alternate with olefinic monomer units, for making or for use as a cross-linked resin which is thermo-reversible at a temperature above 50C, manufactured by furanising a low molecular weight polyketone, as described in part (p) below; and

       (p) low molecular weight polyketone, which is a linear CO/olefin polymer in which monomer units originating from CO alternate with olefinic monomer units, said polymer being amorphous, having a crystalline melting point of less than 150C, and having a limiting viscosity number of less than 0.6 dl/g, measured in m-cresol at 60C.

       "Resins/Derivatives Business" means for purposes of this Intellectual
        ---------------------------
       Property Transfer and Licence Agreement that business carried out in the Resins/Derivatives Field by or for Shell Chemical Company or SER for the manufacture of Products and for the marketing and sale of Products so manufactured, together with research and development activities in the Resins/Derivatives Field in support thereof, in each case within two (2) years prior to the Effective Date.

       "Resins/Derivatives Field" means the manufacture, use or sale of
        ------------------------
       Products, including research and development in support thereof, provided, however, in respect of any and all Products, Resins/Derivatives Field excludes:

       (a) use and/or sale of the Products of part (g) of the Products definition for any purpose other than as curing agents;

       (b) use and/or sale of Products of part (p) of the Products definition for any purpose other than Conventional Resins Applications;

       (c) manufacture of Products of part (p) of the Products definition for all purposes other than as an intermediates in the preparation of Products of part (o) of that definition; and

       (d) combining any of the vinyl esters of part (e) of the definition of Products with a silicate in a composition intended for use as binder for polymer particles containing at least ninety percent (90%) by weight, based on weight of the particles, of a polymer containing at least 90% by weight of polymerised styrene, and to sell and use such combinations (and to conduct research and development in support thereof); and

       (e) manufacture, use and/or sale of (and research and development in support thereof for) any of the following:

              (i) additive components alone or in combination ("Additives") intended for use in any one or more of the following applications:

                      (A) formulating finished lubricants or lubricant additive packages of any kind;

                      (B) formulating finished fuels or fuel additive packages of any kind;

                      (C)  formulating hydraulic fluids;

                      (D)  formulating power transmission fluids;

                      (E)  dewaxing lube oil;

                      (F)  transporting crude oil; and

              (ii) intermediates ultimately intended for use in manufacturing Additives for use in any one or more of the applications specified in part (e)(i) above.

       This Resins/Derivatives Field further encompasses using
       Resins/Derivatives Technical Information and Shell Technical Information for purposes of :

              (I) upgrading the organic byproducts in part (c) of the Products definition, and

              (II) selling products resulting from (I) above other than as Additives or as intermediates ultimately intended for use in manufacturing Additives.

       "Resins/Derivatives Technical Information" means: i) information of the
        ----------------------------------------
       types described in Appendix 4, and ii) other technical know-how, data and information (including, without limitation, trade secrets) in which, in each case, SOC or an Associate of SOC has assignable rights in the Resins/Derivatives Field and which has been exclusively used (whether for research, development or commercial purposes) in the Resins/Derivatives Business; provided, however, that Resins/Derivatives Technical Information shall not include Excluded Technical Information or Shell Technical Information. For the avoidance of doubt, Resins/Derivatives Technical Information shall not include any technical know-how, data or information which has, in respect of either (i) or (ii), been received by or on behalf of SOC or any of its Associates from a Third Party subject to obligations which prohibit its disclosure to SER, unless and until such obligations terminate or disclosure to SER is authorized pursuant to efforts under Clause 5.2 or otherwise.

       "Shell Technical Information" means all technical know-how, data and
        ---------------------------
       information (including, without limitation, trade secrets) which has been used (whether for research, development or commercial purposes) by or in the Resins/Derivatives Business but which has not been exclusively used in the Resins/Derivatives Business. For all purposes of this Agreement, technical information acquired or developed for purposes of the Resins/Derivatives Business shall be considered to have been used in the Resins/Derivatives

       Business. Shell Technical Information includes but is not limited to information of the types described in Appendix 6. Shell Technical Information shall not include any Resins/Derivatives Technical Information or Excluded Technical Information. For the avoidance of doubt, Shell Technical Information shall not include any technical know-how, data or information which has been received by or on behalf of SOC or any of its Associates from a Third Party subject to obligations which prohibit its disclosure to SER, unless and until such obligations terminate or disclosure to SER is authorized pursuant to efforts under Clause 5.2 or otherwise.

       "SERR" means Shell Epoxy Resins Research B.V., a company incorporated
        ----
       under the laws of the Netherlands and having its registered office at 30 Carel van Bylandltaan, The Hague, the Netherlands.

       "SIRM" means Shell International Research Maatschappij B.V., a company
        ----
       incorporated under the laws of the Netherlands and having its registered office at 30 Carel van Bylandtlaan, The Hague, the Netherlands.

       "Technical Copyrights" means all rights world-wide of copyright to the
        --------------------
       extent such rights are owned or controlled by SOC in all documents, drawings, plans and other works (other than software) to the extent they recite, depict or describe Shell Technical Information.

       "Third Party" means any person other than SOC or its Associates or SER or
        -----------
       its Associates. For avoidance of doubt, SIRM and its Associates and SERR and its Associates are Third Parties for purposes of this Agreement.

       "United States" or "U.S." means the United States of America and the
        -------------      ----
       states, commonwealths, territories and possessions thereof.



1.2 The headings contained in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

1.3 Except where and to the extent that a contrary intention otherwise appears, words importing the singular number include the plural number and vice-versa and words importing any gender include all other genders.

1.4 References to Clauses and Appendices are references to Clauses and appendices of this Agreement, unless otherwise indicated.

                           CLAUSE 2 - PATENT RIGHTS
                           ------------------------

2.1 With effect from the Effective Date, and subject to the rights of Third Parties and Clause 2.7 hereof, SOC hereby assigns to SER all right, title and interest of SOC and its Associates in and to the Part I Patent Rights, subject to the grant-back to SOC of rights set out in Clause 2.3 below.

2.2 With effect from the Effective Date, and subject to the rights of Third Parties and Clause 2.7 hereof, SOC hereby assigns to SER all right, title and interest of SOC in and to the Part II Patent Rights, subject to the grant-back to SOC of rights set out in Clause 2.3 below.

2.3 With effect from the Effective Date, and subject to the rights of Third Parties, SER grants back to SOC in respect of Part I and Part II U.S. Patent Rights assigned to SER hereunder:

       (a) an irrevocable, transferable, fully paid-up, perpetual, non-exclusive licence, subject to the rights of Third Parties, with the right to grant sub-licences, to practise outside the Resins/Derivatives Field inside of the U.S. the inventions claimed in such Part I U.S. Patent Rights and to conduct research and development in support thereof; and

       (b) an irrevocable, transferable, fully paid-up, perpetual, exclusive licence, subject to the rights of Third Parties, with all rights to grant sub-licences, to practise outside the Resins/Derivatives Field inside of the U.S. the inventions claimed in such Part II U.S. Patent Rights and to conduct research and development in support thereof; and

       (c) an irrevocable, transferable, fully paid-up, perpetual, non-exclusive licence in the Resins/Derivatives Field inside of the U.S. the inventions claimed in such Part I and Part II U.S. Patent Rights, with the right to grant sub-licences, to:

               (i) manufacture, use and sell refinery products including fuels, lubricants, bituminous compositions and chemical feedstocks, and conduct research and development in support thereof; and

               (ii) use and sell Products in connection with operations for the exploration for and production of oil, gas and other minerals, and conduct research and development in support thereof.

2.4 With effect from the Effective Date and subject to the rights of Third Parties, SOC grants to SER:



       (a) an irrevocable, transferable, fully paid-up, perpetual, exclusive (except as noted below in Clause 2.4(c)) licence, with all rights to grant sub-licences, to practise in the Resins/Derivatives Field inside of the U.S. the inventions claimed in the Part III U.S. Patent Rights and to conduct research and development in support thereof;

       (b) an irrevocable, fully paid-up, perpetual, non-exclusive licence, with the right to grant sub-licences but transferable only to an Associate of SER or to a successor of substantially all of SER's business in the Resins/Derivatives Field, to practise in the Resins/Derivatives Field inside of the U.S. the inventions claimed in the Part IV U.S. Patent Rights and to conduct research and development in support thereof; and

       (c) an irrevocable, transferable, fully paid-up, perpetual, non-exclusive licence, with the right to grant sub-licences, to practise in the Resins/Derivatives Field in the U.S. the inventions claimed in the Part III U.S. Patent Rights, to:

                (i) manufacture, use and sell refinery products including fuels, lubricants, bituminous compositions and chemical feedstocks, and conduct research and development in support thereof; and

                (ii) use and sell Products in connection with operations for the exploration for and production of oil, gas and other minerals, and conduct research and development in support thereof.

2.5 Responsibility for the further filing, prosecution, issuance, maintenance, defence and enforcement of the Part I and II Patent Rights assigned to SER herein shall pass to SER on the Effective Date. SOC shall notify any attorneys and/or agents who act for SOC in relation to such
       Part I and Part II Patent Rights of the assignment of these Patent Rights to SER, and that from the Effective Date such attorneys and agents are to take their instructions from SER and charge all fees and costs incurred after the Effective Date for filing, prosecuting, maintaining, defending and enforcing such Patent Rights to SER (subject to the right of SER, in its sole discretion to thereafter take action to terminate services of such attorneys and/or agents and appoint different counsel). Such attorneys and agents shall be requested promptly to send an invoice to SOC for their fees in respect of services rendered up to the Effective Date in relation to the Part I and Part II Patent Rights. SOC shall pay promptly for all such services identified as being rendered prior to the Effective Date. Case files (including but not limited to opposition and interference files) relating to the Part I and Part II Patent Rights will be transferred to SER. SOC undertakes to promptly forward to counsel designated by SER all correspondence received from the United States Patent and Trademark Office, during the six month period starting on the Effective Date, in respect of the Part I and Part II Patent Rights. SOC agrees to co-operate with SER to effect an orderly transition in respect of the subject matter set forth in this Clause 2.5 and further agrees to pay all patent maintenance renewal fees for Part I and II U.S. Patent Rights which are required to be paid within sixty (60) days after the Effective Date. In respect of such patent maintenance renewal fees, SOC shall send an invoice to SER and SER shall promptly reimburse SOC for all patent maintenance renewal fees paid by SOC for Part I and II U.S. Patent Rights after the Effective Date.

2.6 Subject to Clauses 2.10, 2.11 and 2.12, each Party shall from the Effective Date have responsibility for prosecuting, maintaining, defending and enforcing those Patent Rights which it owns and under which licences are granted to the other Party pursuant to this Agreement. Except as expressly provided in Clauses 2.10, 2.11 and 2.12, neither Clause 2.5 nor Clause 2.6 nor any other provisions of this Agreement shall obligate either Party to further file, prosecute, issue, maintain, defend or enforce any of the Patent Rights.

2.7 To the extent that any U.S. Patent Rights are in the name of an Associate of SOC or SIRM or an Associate of SIRM, SOC shall procure that the holder assigns or licenses to SER the Patent Right(s) as envisaged by this Clause 2, and that such holder shall comply with the terms of this Clause
       2. SER and SOC acknowledge that any non-US Patent Rights which are in the name of an SOC or an Associate of SOC are to be assigned to SERR pursuant to Clause 2.7 of an Intellectual Property Transfer and License Agreement between SIRM and SERR of even date herewith.

2.8 SOC irrevocably waives in favour of SER all rights of SOC and SOC's Associates to make, use and sell Products inside the Resins/Derivatives Field under the Part I, Part II and Part III Patent Rights, in each case for countries other than the United States, with the exception, in each case, of rights relating to:

                (i) manufacture, use and sale of refinery products including fuels, lubricants, bituminous compositions and chemical feedstocks, and research and development in support thereof; and

                (ii) use and sale of Products in connection with operations for the exploration for and production of oil, gas and other minerals, and research and development in support thereof.

2.9 SER shall be responsible for and shall bear all expenses, including but not limited to official fees, associated with recordal at the relevant patent offices, of the transfer to SER hereunder of title in the Part I and Part II Patent Rights. SOC agrees to co-operate with SER in the recordal of such transfer by executing required documents, in a form consistent with the grants under this Agreement, which shall be prepared by SER. Upon written request from a Party, the other Party shall arrange for the execution and delivery of any other assignment documents or other instruments necessary to effectuate any aspects of the assignments or licences provided for in this Clause 2.

2.10 With effect from the Effective Date, each Party shall give written notice to the other Party upon becoming aware of any infringement or threatened or suspected infringement of, or of any challenge to, the
        Part II or Part III U.S. Patent Rights and:

        (a) SER will have the right (but is not obligated) at its cost to bring proceedings to enforce such Part II and Part III U.S. Patent Rights against infringement in the Resins/Derivatives Field. SOC will have the right (but is not obligated) at its cost to bring proceedings to enforce such Part II and Part III U.S. Patent Rights against infringement outside the Resins/Derivatives Field. Each Party shall have the right, at its own cost, to join in any suit brought by the other Party pursuant to this Clause 2.10 (a) to enforce, whether inside and/or outside of the Resins/Derivatives Field, such Part II and Part III U.S. Patent Rights and to participate in the defence of any challenge to such
              Part II and Part III U.S. Patent Rights.

        (b) A Party not joining an enforcement or participating in a defence proceeding under this Clause 2.10 shall provide such assistance as may reasonably be required by and at the expense of the Party initiating or defending such proceeding and shall make no admission as to liability nor agree to any settlement or compromise.

        (c) To the extent that damages, costs or other sums are recovered for infringement of such Part II or Part III U.S. Patent Rights in the Resins/Derivatives Field, they shall be for the account of SER. To the extent that damages, costs or other sums are recovered for infringement of such Part II or Part III U.S. Patent Rights outside the Resins/Derivatives Field, they shall be for the account of SOC.

2.11 SER shall notify SOC of each decision by SER not to continue to prosecute or maintain any of the Part II U.S. Patent Rights. In respect of a decision not to continue to prosecute, such notice shall be given as soon as is practicable, and, if reasonable under the circumstances, at least sixty (60) days prior to the ordinary due date set for a response. In respect of a decision not to continue to maintain, such notice shall be given promptly but in any event no later than ninety
        (90) days prior to the date action is due to maintain the Patent Rights in question. SER shall, at SOC's request, assign to SOC the rights of SER in such of the Part II Patent Rights which it does not wish to prosecute or maintain, and SOC shall grant back to SER an irrevocable, transferable, fully paid-up, perpetual, world-wide, non-exclusive licence, with the right to grant sub-licences, to practise in the Resins/Derivatives Field the inventions claimed in the Part II Patent Rights so assigned to SOC.

2.12 SOC shall notify SER of each decision by SOC not to continue to prosecute or maintain any of the Part III U.S. Patent Rights. In respect of a decision not to continue to prosecute, such notice shall be given as soon as it practicable and, if reasonable under the circumstances, at least sixty (60) days prior to the ordinary due date set for a response. In respect of a decision not to continue to maintain, such notice shall be given promptly but in any event no later than ninety (90) days prior to the date action is due to maintain the Patent Rights in question. SOC shall, at SER's request, assign to SER the rights of SOC in such of the Part III Patent Rights which it does not wish to prosecute or maintain, and SER shall grant back to SOC an irrevocable, transferable, fully paid-up, perpetual, world-wide, non-exclusive licence, with the right to grant sub-licences, to practise outside the Resins/Derivatives Field the inventions claimed in the Part III Patent Rights so assigned to SER, and also licences under the Part III Patent Rights so assigned to SER which are equivalent to those set out in Clause 2.3(c).

2.13 SOC acknowledges that no right or licence, either express or implied, is granted to SOC under any patent or other intellectual property right owned by SER or its Associates, except as expressly provided by the terms of this Agreement.

2.14 SER acknowledges that no right or licence, either express or implied, is granted to SER under any patent or other intellectual property right owned by SOC or its Associates, except as expressly provided by the terms of this Agreement.

2.15 As soon as practicable after the Effective Date, upon request by SER, SOC shall make available to legal counsel for SER a copy of all final written opinions of legal counsel prepared for the Resins/Derivatives Business. The provisions of this Clause 2.15 are not intended and shall not be construed by either Party as a waiver of privilege and both Parties shall treat said opinions in a manner which is consistent with their common interest in maintaining privilege.

                       CLAUSE 3 - INVENTION DISCLOSURES
                       --------------------------------

3.1 With effect from the Effective Date, and subject to the rights of Third Parties, SOC hereby assigns to SER all right, title and interest of SOC in and to the Invention Disclosure Rights for Part I Invention Disclosures, subject to the grant-backs to SOC of rights set out in Clause 3.2.

3.2 With effect from the Effective Date, and subject to the rights of Third Parties, SER grants back to SOC under the Invention Disclosure Rights for Part I Invention Disclosures:

       (a) an irrevocable, transferable, fully paid-up, perpetual, exclusive licence, with all rights to grant sub-licences, in the U.S. outside the Resins/Derivatives Field; and

       (b) an irrevocable, transferable, fully paid-up, perpetual, non-exclusive licences in the U.S. in the Resins/Derivatives Field, with the right to grant sub-licences, to:

              (i) manufacture, use and sell refinery products including fuels, lubricants, bituminous compositions and chemical feedstocks, and conduct research and development in support thereof; and

              (ii) use and sell Products in connection with operations for the exploration for and production of oil, gas and other minerals, and conduct research and development in support thereof.

3.3 With effect from the Effective Date, and subject to the rights of Third Parties, SOC grants to SER:

       (a) an irrevocable, transferable, fully paid-up, perpetual, exclusive (except as noted below in Clause 3.3(c)) licence under the Invention Disclosure Rights for Part II Invention Disclosures, with the right to grant sub-licences, in the Resins/Derivatives Field in the U.S.;

       (b) an irrevocable, fully paid-up, perpetual, non-exclusive licence in the Resins/Derivatives Field in the U.S. under the Invention Disclosure Rights for Part III Invention Disclosures, with the right to grant sub-licences but transferable only to an

              Associate of SER or to a successor of substantially all of SER's business in the Resins/Derivatives Field; and

       (c) an irrevocable, transferable, fully paid-up, perpetual, non-exclusive licence under the Invention Disclosure Rights for Part II Invention Disclosures, with the right to grant sub-licences, in the Resins/Derivatives Field in the U.S to:

              (i) manufacture, use and sell refinery products including fuels, lubricants, bituminous compositions and chemical feedstocks, and conduct research and development in support thereof; and

              (ii) use and sell Products in connection with operations the exploration for and production of oil, gas and other minerals, and conduct research and development in support thereof.

3.4 Upon written request from a Party, the other Party shall arrange for the execution and delivery of any assignment documents or other instruments necessary to effectuate any aspects of the assignments or licences provided for in this Clause 3.

3.5 To the extent that any Invention Disclosure Rights are controlled by an Associate of SOC, SOC shall procure that such Associate assigns or licenses to SER the Invention Disclosure Rights as envisaged by this Clause 3.

3.6 In the event Part I Invention Disclosures result in issued patents, such patents shall thereafter be subject to the provisions of Clauses 2.10 and 2.11, in the same respect as Part II Patent Rights.

3.7 In the event Part II Invention Disclosures result in issued patents, such patents shall thereafter be subject to the provisions of Clauses 2.10 and 2.12, in the same respect as Part III Patent Rights.

3.8 Notwithstanding any provision herein to the contrary, this Agreement does not give any Party any cause of action for breach of contract with respect to unpatented public domain subject matter.

3.9 Case files relating to the Part I Invention Disclosures will be promptly transferred to SER.

                       CLAUSE 4 - TECHNICAL INFORMATION
                       --------------------------------

4.1 With effect from the Effective Date, subject to the rights of Third Parties, SOC assigns to SER all rights of SOC and its Associates in and to the Resins/Derivatives Technical Information, including but not limited to the right to file patent applications therefor, copyrights (including but not limited to registered copyrights) therein, and the right to enforce against misappropriation by Third Parties, in all cases subject to reservation by SOC of irrevocable, transferable, fully paid-up, perpetual, worldwide, non-exclusive rights to use Resins/Derivatives Technical Information in the Resins/Derivatives Field, including the right to grant sub-licenses and the right to enforce against misappropriation by Third Parties, to:

              (i) manufacture, use and sell refinery products including fuels, lubricants, bituminous compositions and chemical feedstocks, and conduct research and development in support thereof; and

              (ii) use and sell Products in connection with operations for the exploration for and production of oil, gas and other minerals, and conduct research and development in support thereof;

       and further subject to reservation by SOC of irrevocable, transferable, fully paid-up, world-wide, perpetual, exclusive rights in respect of Resins/Derivatives Technical Information outside the Resins/Derivatives Field, including the right to grant sub-licenses and the right to enforce against misappropriation by Third Parties.

       The reservations of rights set forth in this Clause 4.1 shall further include irrevocable, transferable, fully paid-up, world-wide, perpetual, exclusive rights outside the Resins/Derivatives Field, with all rights to grant sub-licenses, under any patents (other than Patent Rights and Invention Disclosure Rights) owned or controlled by SER or any of its Associates claiming inventions that are Resins/Derivatives Technical Information prior to the Effective Date but for which patent claims are first filed after the Effective Date.

4.2    With effect from the Effective Date, SOC grants to SER:

       (a) an irrevocable, transferable, fully paid-up, perpetual, non-exclusive licence in the Resins/Derivatives Field in the U.S., with the right to grant sub-licences, and the right to enforce against misappropriation, in respect of Shell Technical Information other than that identified in Part A of Appendix 6; and

       (b) an irrevocable, fully paid-up, perpetual, non-exclusive licence in the Resins/Derivatives Field in the U.S., without any right to grant sub-licenses and without the right to enforce against misappropriation, and transferable only to an Associate of SER or a successor of all or substantially all of the business of SER in the Resins/Derivatives Field, in respect of Shell Technical Information identified in Part A of Appendix 6.

       The license granted in (a) above shall further include an irrevocable, transferable, fully-paid, perpetual, non-exclusive license in the Resins/Derivatives Field, with the right to grant sub-licenses and with the right to enforce in the Resins/Derivatives Field, under any patents (other than Patent Rights and Invention Disclosure Rights) owned or controlled by SOC or any of its Associates claiming inventions that are Shell Technical Information other than that identified in Part A of Appendix 6 developed or acquired prior to the Effective Date but for which patent claims are first filed after the Effective Date.

       The license granted in (b) above shall further include an irrevocable, fully-paid, perpetual, non-exclusive license for the use of Shell Technical Information in the Resins/Derivatives Field, without any right to grant sub-licenses and without the right to enforce against misappropriation, and transferable only to an Associate of SER or a successor of all or substantially all of the business of SER in the Resins/Derivatives Field, under any patents (other than Patent Rights and Invention Disclosure Rights) owned or controlled by SOC or any of its Associates claiming inventions that are Shell Technical Information identified in Part A of Appendix 6 developed or acquired prior to the Effective Date but for which patent claims are first filed after the Effective Date.

4.3 At its own cost, SOC shall use reasonable efforts to promptly provide to SER Resins/Derivatives Technical Information assigned to SER, and such Shell Technical Information licensed to SER hereunder as SOC believes is reasonably necessary for the normal conduct of the Resins/Derivatives Business, in each case to the extent that such information is as of the Effective Date in the possession of SOC or Associates of SOC engaged in the Resins/Derivatives Business in written or other tangible form. SOC shall further use reasonable efforts to promptly provide to SER, at SER's request and cost, such other Shell Technical Information that is as of the Effective Date in the possession of SOC or Associates of SOC engaged in the Resins/Derivatives Business in written or other tangible form. The nature of the physical transfer to SER of Shell Technical Information shall be consistent with the manner in which such Shell Technical Information has been available to the Resins/Derivatives Business. Details as to the implementation of this provision shall be agreed as circumstances reasonably require following the Effective Date.

4.4 This Agreement shall not be construed to grant SER any rights or licences in respect of Excluded Technical Information.

                  CLAUSE 5 - INTELLECTUAL PROPERTY AGREEMENTS
                  -------------------------------------------

5.1 SOC shall assign, or shall cause the assignment, and SER agrees to accept assignment, of those Intellectual Property Agreements that SOC or the SOC Associate which is a party to the Intellectual Property Agreement has authority to assign, so that SER shall be entitled to the benefit and shall be subject to the burden thereof as of the Effective Date. SER shall carry out, perform and complete all obligations and liabilities to be discharged under such Intellectual Property Agreements on or after the Effective Date, and shall indemnify, defend and hold harmless SOC and its Associates and SIRM and its Associates and their respective officers, directors, employees and agents from and against any claim in respect of failure on the part of SER to carry out, perform and complete such obligations and liabilities. SOC shall indemnify, defend and hold harmless SER and its Associates and SERR and its Associates and their respective officers, directors, employees and agents against any claim in respect of failure on the part of SOC and/or its Associates to carry out, perform and complete all obligations or liabilities to be discharged under the Intellectual Property Agreements prior to the Effective Date.

5.2 From the Effective Date, insofar as the benefit or burden of any of the Intellectual Property Agreements cannot effectively be assigned to SER except by an agreement for novation or with consent to the assignment from a Third Party, at the request of SER, SOC shall , and shall cause its Associates that are parties to such Intellectual Property Agreements to, use commercially reasonable efforts (including participating in joint letter to such Third Parties, responding to inquiries from such Third Parties, and executing novation documents) to assist SER in pursuing novation or consent for assignment of any Intellectual Property Agreement material to the Resins/Derivatives Business, provided, however, that such cooperation shall not include any requirement of SOC or any of its Associates to pay money (not otherwise due or payable by SOC) to the other party to the Intellectual Property Agreement, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any Third Party. No representation or warranty has been given or can be given that the other parties to the Intellectual Property Agreements will agree to the assignment or novation thereof in favour of SER. From the Effective Date, and until any necessary Third Party consent to the assignment of an Intellectual Property Agreement may be obtained, a novation agreement may be entered into or other arrangements may be effected, if it is permissible under the Intellectual Property Agreement in question, SOC shall grant, or cause the relevant Associate of SOC to grant, to SER a sub-licence under the Intellectual Property Agreement, and SER shall, without limitation to Clause 5.1, be liable for any royalties or other costs associated with such sub-licence. Any technical information which is subject to an Intellectual Property Agreement and can only be made available to SER upon novation, receipt of consent or grant of such a sub-licence, shall after such novation, consent or grant promptly be provided to SER, provided that nothing in this Agreement shall require SOC to retain copies of any technical information past the second anniversary of Closing or through the termination of good faith efforts to obtain novation, consent or grant of a sub-license, whichever is later.

                        CLAUSE 6 - TECHNICAL COPYRIGHTS
                        -------------------------------

       With effect from the Effective Date and subject to Clause 7 and the rights of Third Parties existing at the Effective Date, SOC grants to SER an irrevocable, transferable, non-exclusive, fully paid-up, perpetual license in the Resins/Derivatives Field under its Technical Copyrights, with the right to grant sub-licenses, and with the right to enforce the Technical Copyrights against Third Parties other than SIRM or Associates of SIRM.

       No license is granted under this Clause 6 in respect of any copyrights in any Excluded Technical Information, whether such Excluded Technical Information is contained in any work alone or in combination with any Shell Technical Information and/or Resins/Derivatives Technical Information.

                          CLAUSE 7 - CONFIDENTIALITY
                          --------------------------

7.1 With the exception of the exercise of the rights of SOC under Clauses 2, 3, 4.1(i) and 4.1(ii), and of activities undertaken at the request of SER, SOC undertakes for itself and its Associates that they:

       (a) shall not use any Resins/Derivatives Technical Information in the Resins/Derivatives Field; and

       (b) shall not disclose any Resins/Derivatives Technical Information to any Third Party for use in the Resins/Derivatives Field.

7.2 With the exception of the exercise of the rights of SER under Clauses 2 and 3 and of activities undertaken at the request of SOC, SER undertakes for itself and its Associates that they:

       (a) shall not use any Resins/Derivatives Technical Information outside the Resins/Derivatives Field; and

       (b) shall not disclose any Resins/Derivatives Technical Information to any Third Party for use outside the Resins/Derivatives Field.

7.3 With the exception of the exercise of the rights of SER under Clauses 2 and 3 and of activities undertaken at the request of SOC, and subject to the provisions of Clause 7.4 governing SER's obligations in respect of Shell Technical Information identified in Part A of Appendix 6 and the provisions of Clause 7.8 governing SER's obligations in respect of Excluded Technical Information, with regard to (i) Shell Technical Information, and (ii) any other technical information SER may receive from or on behalf of SOC or its Associates in connection with SER's acquisition of the Resins/Derivatives Business, SER undertakes that it:

       (a)    shall not use the same outside the Resins/Derivatives Field; and

       (b) shall not disclose the same to any Third Party for use outside the Resins/Derivatives Field.

7.4 With the exception of activities undertaken at the request of SOC, and subject to the provisions of Clause 7.8 governing SER's obligations in respect of Excluded Technical Information, with regard to Shell Technical Information identified in Part A of Appendix 6, SER undertakes that it:

       (a) shall not use the same for any purpose other than in relation to its activities within the Resins/Derivatives Field; and

       (b)    shall not disclose the same to any Third Party.


7.5    The undertakings as to each obligated Party pursuant to Clauses 7.1, 7.2,
       7.3 and 7.4 above, as well as any obligations of confidence and restrictions on use of technical information, data and/or know-how which the grants and assignments under Clause 4 may impose (either directly or by implication) on the granting or assigning party, shall not apply to information which as of the Effective Date the obligated Party can show

       (a)    is part of the public knowledge or literature;


       and shall cease to apply to information which after the Effective Date the obligated Party can show:

       (b) has become part of the public knowledge or literature without breach of said undertakings by said obligated Party; or

       (c) has been received by it after the Effective Date from a Third Party having a legal right to disclose it to said obligated Party.

       The foregoing exceptions shall not, however, apply to:

              (i) specific information merely because it is embraced by or included with other information which falls within any one or more of such exceptions; or

              (ii) any combination of information merely because specific information (but not the combination itself) falls within any one or more of such exceptions.

7.6 In the event that the obligated Party is required or requested by any court, legislative or administrative body to disclose any Resins/Derivatives Technical Information, Shell Technical Information or other information covered by its undertakings pursuant to this Clause 7, then the obligated Party will, prior to disclosure, promptly notify the other Party so that an appropriate protective order can be sought and/or other action can be taken if possible. In the event that such protective order is not, or cannot be, obtained, then:

       (a) The obligated Party may disclose to the appropriate body that portion of the information which it is advised in writing by legal counsel that it is legally required to disclose, provided that it shall use reasonable efforts to obtain assurances that confidential treatment will be accorded to the information; and

       (b) The obligated Party shall not be liable for such disclosure to the appropriate body unless such disclosure was caused by or resulted from a previous disclosure by the obligated Party that was not permitted by this Agreement.

7.7 Except for the obligations set forth in Clause 7.4 for Shell Technical Information described in Part A of Appendix 6, the obligations set forth in Clause 7.8 for Excluded Technical Information and the obligations undertaken in the Intellectual Property Agreements, all express and implied restrictions in respect of disclosure and use of information under Clause 4, Clause 6 and/or Clause 7 of this Agreement shall terminate ten (10) years after the Effective Date.

7.8 It is not the intention of SOC to disclose Excluded Technical Information to SER. In respect of any Excluded Technical Information which SER may receive, SER agrees to hold the same in strict confidence, not to disclose it to any third party and not to use it for any purpose whatsoever. To the extent SER becomes aware that it is in possession of Excluded Technical Information in written or other tangible form (including but not limited to information stored electronically), SER agrees promptly to return to SOC or destroy such information, or cause such information to be returned to SOC or destroyed, in each case at SOC's option.

7.9 The obligations imposed by this Clause 7 are in addition to obligations of confidentiality and restrictions on use of technical information which are imposed by the Intellectual Property Agreements.

7.10 In observing its obligations of confidentiality under Clauses 7.1 through 7.4, each Party shall apply at least the same degree of care which that Party applies in protecting its own proprietary information of like kind, and no less care than is typically applied in the chemical industry. Whenever necessary or appropriate, a Party making disclosures which it is entitled to make hereunder to a Third Party shall obtain prior written agreement by the Third Party to use the same only for the purpose for which it is disclosed and not to disclose the same to any other Third Party.

                      CLAUSE 8 - INDEMNITIES; LIABILITIES
                      -----------------------------------

8.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS CLAUSE 8, SOC MAKES NO REPRESENTATION AND EXTENDS NO WARRANTIES, EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITY WHATSOEVER WITH RESPECT TO (I) ANY TECHNICAL INFORMATION WHICH MAY BE DISCLOSED OR LICENSED IN CONNECTION WITH THIS AGREEMENT, OR ITS SUITABILITY, COMPLETENESS OR ACCURACY OR ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; OR (II) THE SCOPE, VALIDITY OR ENFORCEABILITY OF ANY PATENT RIGHTS.

8.2 Neither Party shall be liable for any loss, damage, injury (including, to the full extent permitted by law and no further, personal injury or death), demand or expense, direct or indirect, resulting from negligence, gross negligence, strict liability or whatever the cause and arising out of or in connection with the exercise by the other Party or any licensee or sub-licensee of the other Party of the licences and rights granted to such other Party under this Agreement. Each Party shall indemnify, defend and hold harmless the other Party and its Associates (and their respective officers, directors, employees and agents) against any claim or action brought by any Third Party for any loss, damage, injury (including, to the full extent permitted by law and on further, personal injury or death), demand or expense arising out of or in connection with the exercise by that Party or any licensee or sub-licensee of that Party of the licences and rights granted under to this Agreement.

                           CLAUSE 9 - EXPORT CONTROL
                           -------------------------

SER acknowledges that Resins/Derivatives Technical Information, Shell Technical Information and other information to be made available hereunder may be subject to export control under the Export Administration Regulations of the United States of America Department of Commerce, and/or export regulations of other United States of America Government agencies including the Department of State and Department of Treasury.

                           CLAUSE 10- MISCELLANEOUS
                           ------------------------

10.1   Execution in Counterparts. This Agreement may be executed in two or more
       -------------------------
       counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

10.2   Waivers. Except as specifically provided in this Agreement, no failure or
       -------
       delay on the part of any Party in exercising any right, power or remedy hereunder and no course of dealing among the Parties shall operate as a waiver by any party of such right, power or remedy unless the event giving rise to such right, power or remedy no longer exists or has been cured.

10.3   Amendment. This Agreement may be modified, supplemented or amended only
       ---------
       by a written instrument executed by all parties thereto.


10.4   Entire Agreement. The Agreement (together with the appendices) constitute
       ----------------
       the entire agreement of the parties thereto with respect to their subject matter, and supersede all prior agreements and understandings of the parties thereto, oral and written, with respect to their subject matter.

10.5   Headings. The headings contained in this Agreement are for the sole
       --------
       purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of such Transaction Document.

10.6   Successors/Assigns. Except as set forth in this Agreement, SER shall not
       ------------------
       transfer or assign this Agreement, directly or indirectly, by operation of law or otherwise, without the prior written consent of SOC, and any purported transfer or assignment that does not comply with this Clause
       10.06 shall be null and void ab initio; provided, that SER may assign
                                               --------
       this Agreement (a) after Closing, to an Associate of SER or in connection with a sale or recapitalization of its business to which this agreement relates (whether by merger, stock sale, sale of all or substantially all assets or otherwise) or (b) to any lender (or agent therefor) for security purposes or pursuant to the assignment thereof by any such lender or agent in connection with the exercise by any such lender or agent of all of its rights and remedies as secured creditor with respect thereto. Each Party agrees to cause its successors and permitted assigns to agree in writing to be bound by the terms of this Agreement, provided, that nothing contained herein shall relieve SER
                       --------
       from its obligations under this Agreement

       To the extent that any right under this Agreement is designated as being transferable, the holder of that right shall be entitled to pledge such right for security purposes.

10.7   No Third-Party Beneficiaries. Except as may be expressly provided
       ----------------------------
       otherwise, nothing in this Agreement is intended or shall be construed to confer any rights or remedies upon any person, other than the Parties and their respective successors and permitted assigns..

10.8   Interpretation. In construing any Transaction Document, no consideration
       --------------
       shall be given to the fact or presumption that either Party had a greater or lesser hand in drafting the applicable Transaction Document.

10.9   Expenses, Transfer Taxes, Etc. Whether or not the transactions
       -----------------------------
       contemplated by this Agreement shall be consummated, except as otherwise expressly provided herein, all fees and expenses (including all fees of counsel, actuaries and accountants) incurred by any Party in connection with the negotiation and execution of this Agreement shall be borne by such Party, provided, however, that SER shall pay, or cause to be paid all applicable taxes and recording fees.

10.10  Governing Law and Disputes Resolution. In the event of any "IP
       -------------------------------------
       Controversy" (as defined in Appendix 7 of this Agreement) between the Parties arising out of this Agreement, the Parties will use good faith efforts, for a period of thirty (30) days following notice by a Party to the other Party that an IP Controversy exists, to resolve the IP Controversy through negotiation and compromise. If such an IP Controversy cannot be resolved during the period specified above, either Party may require that the IP Controversy be finally resolved under the provisions of Appendix 7 to this Agreement. Pending the completion of any arbitration proceedings, obligations not in dispute will continue to be performed.

       THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY OF THE CONFLICT OF LAWS RULES THEREOF.

10.11  Bankruptcy. The licenses granted herein by SOC or SER, as the case may
       ----------
       be, to the Patent Rights, Invention Disclosure Rights, Resins/Derivatives Technical Information, Shell Technical Information and Technical Copyrights shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, to the fullest extent permitted by law, licenses to rights in "intellectual property" as defined in Section 101 of the Bankruptcy Code. The parties agree that the licensee to any such licenses, as the case may be, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event that a bankruptcy proceeding under the Bankruptcy Code is commenced by or against the licensor of any such licenses, the licensee shall be entitled, at its option, to: (a) retain all of its rights under this Agreement (including without limitation all rights and licenses granted herein) pursuant to Section 365(n) of the U.S. Bankruptcy Code; or (b) receive a complete duplicate of, or complete access to, all Patent Rights, Invention Disclosure Rights, Resins/Derivatives

       Technical Information, Shell Technical Information and Technical Copyrights constituting "intellectual property" under Section 101 of the Bankruptcy Code. If any of the foregoing are not already in the licensee's possession, it shall be promptly delivered to such licensee upon such licensee's written request (i) upon any such commencement of a bankruptcy proceeding, unless the licensor of such rights elects to continue to perform all of its obligations under this Agreement.

10.12  Notices. All notices and other communications given under this Agreement
       -------
       shall be in writing and shall be effective upon receipt by the addressee at the address or telefax indicated below:

       (i)    if to SOC:            Shell Oil Company
                                    910 Louisiana Street
                                    Houston, Texas  77002
                                    Fax No.:(713) 241-6617

                                    Attention:  Intellectual Property Services

       (i)    if to SER:            Resolution Performance Products, Inc.
                                    1600 Smith Street
                                    Houston, Texas  77002
                                    Fax No.:(713) 241-5333

                                    Attention:  Legal Department

       Each Party may change its address for purposes of this Agreement by giving the other Party written notice of the new address in the manner set forth above.

10.13  Severability of Provisions. The invalidity, illegality or
       --------------------------
       unenforceability of any one or more of the provisions of this Agreement shall in no way affect or impair the validity and enforceability of the remaining provisions thereof.

         AS WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate original at the places and on the dates indicated below.

At _________________________, this 14th day of November, 2000



Signed: /s/ D.G. Naugle....................................



SHELL OIL COMPANY



At _________________________, this 14th day of November, 2000



Signed: .../s/.D.G. Naugle.................................



SHELL EPOXY RESINS LLC